Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 5, 2007 on the financial statements of Zagg Incorporated (fka ShieldZone Corporation) for year ended December 31, 2006 and for the period from March 24, 2005 (inception) to December 31, 2005 included herein on the registration statement of Zagg Incorporated on Form SB-2 and to the reference to our firm under the heading “Experts” in the prospectus.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
September 25, 2007